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                                   EXHIBIT 11

                             ACCOUNTANTS' CONSENTS
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                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]


CONSENT OF INDEPENDENT AUDITORS

PIMCO Advisors Institutional Funds:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 27 under the Securities Act of 1933 and Amendment No. 31 under the Investment Company Act of 1940 to Registration Statement No. 33-12113 on Form N-1A of our report dated December 15, 1995 related to PIMCO Advisors Institutional Funds appearing in the financial statements which are included in the Statement of Additional Information; to the reference to us under the heading "Financial Highlights" appearing in the prospectus of PIMCO Funds; and to the reference to us under the heading "Financial Statements" in the Statement of Additional Information for PIMCO Funds, which are a part of such Registration Statement.


January 11, 1996


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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 27 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated May 12, 1995, relating to the financial statements and financial highlights appearing in the March 31, 1995 Annual Report to Shareholders of the Total REturn Fund, Total Return Fund III, Low Duration Fund, Low Duration Fund II, Short-Term Fund, Long-Term U.S. Government Fund, Foreign Fund, Global Fund, High Yield Fund, Growth Stock Fund, StocksPLUS Fund, Total Return Fund II, International Fund and the VersaSTYLE Equity Fund of the PIMCO Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.


                                         /s/ PRICE WATERHOUSE LLP
                                         ---------------------------------
                                         Price Waterhouse LLP


Kansas City, Missouri
January 12, 1996